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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Union Planters Corporation of our report dated April 26, 1997, except as to Note 17 for which the date is September 30, 1997, relating to the financial statements of Security Bancshares, Inc. as of and for the years ended December 31, 1996 and 1995, which appear in such Proxy Statement/Prospectus. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

/s/ Kemp & Company

Little Rock, Arkansas
October 22, 1997